                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant /X/

     Filed by a party other than the registrant / /

     Check the appropriate box:

     / / Preliminary proxy statement        / / Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     /X/ Definitive proxy statement

     / / Definitive additional materials

     / / Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12


                            CAPSURE HOLDING CORP.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                            CAPSURE HOLDING CORP.
- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     /X/ $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2)
or Item 22(a)(2) of Schedule 14A.

     / / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

     / / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
0-11.

     (1) Title of each class of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

- --------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

- --------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

- --------------------------------------------------------------------------------

     (5) Total fee paid:

- --------------------------------------------------------------------------------

     / / Fee paid previously with preliminary materials.

- --------------------------------------------------------------------------------

     / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

- --------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

- --------------------------------------------------------------------------------

     (3) Filing party:

- --------------------------------------------------------------------------------

     (4) Date filed:

- --------------------------------------------------------------------------------

                             CAPSURE HOLDINGS CORP.
                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606
                                 (312) 879-1900

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                ON MAY 23, 1996

                            ------------------------

TO: The Shareholders of Capsure Holdings Corp.

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Capsure Holdings Corp. (the "Company") will be held at One North Franklin, Third Floor, Chicago, Illinois 60606, on Thursday, May 23, 1996 at 10:00 A.M. CDT, for the following purposes:

     1. To elect twelve directors to serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     2. To approve the Amended and Restated 1990 Stock Option Plan; and

     3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

     The Board of Directors has fixed the close of business on March 25, 1996, as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. You are cordially invited to attend the meeting. In the event you will be unable to attend, you are respectfully requested to fill in, date, sign and return the enclosed proxy at your earliest convenience in the enclosed return envelope.

                                          By Order of the Board of Directors

                                          /s/ Susan Obuchowski
                                          ----------------------------------
                                          Susan Obuchowski
                                          Secretary
April 16, 1996
Chicago, Illinois

- --------------------------------------------------------------------------------

                                   IMPORTANT:

     PLEASE FILL IN, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE POSTPAID ENVELOPE PROVIDED TO ASSURE THAT YOUR SHARES ARE REPRESENTED AT THE MEETING. IF YOU ATTEND THE MEETING YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.
- --------------------------------------------------------------------------------

                             CAPSURE HOLDINGS CORP.
                           TWO NORTH RIVERSIDE PLAZA
                            CHICAGO, ILLINOIS 60606
                                 (312) 879-1900

                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                                  INTRODUCTION

     This Proxy Statement is being mailed or otherwise furnished to shareholders of Capsure Holdings Corp., a Delaware corporation (the "Company"), on or about April 16, 1996, in connection with the solicitation by the Board of Directors of the Company (the "Board") of proxies to be voted at the Annual Meeting of Shareholders ("Annual Meeting") of the Company to be held at One North Franklin, Third Floor, Chicago, Illinois 60606 at 10:00 A.M. CDT, on Thursday, May 23, 1996, and at any adjournment thereof. Shareholders who, after reading this Proxy Statement, have any questions should contact Susan Obuchowski, Secretary of the Company, in Chicago at (312) 466-4010.

                 MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

     At the Annual Meeting, shareholders of the Company will consider and vote upon:

      (i) the election of twelve directors of the Company who will serve one-year terms, commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified;

     (ii) the approval of the Amended and Restated 1990 Stock Option Plan; and

    (iii) to transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     The date of this Proxy Statement is April 16, 1996.

                               PROXY SOLICITATION

     The enclosed proxy is solicited by the Board. The cost of this proxy solicitation is anticipated to be nominal and will be borne by the Company, including charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of the Company's Common Stock. The solicitation generally will be effected by mail and such cost will include the cost of preparing and mailing the proxy materials. In addition to the use of the mails, proxies also may be solicited by personal interview, telephone, telegraph, telecopy, or other similar means. Although solicitation will be made primarily through the use of the mail, officers, directors, or employees of the Company may solicit proxies personally or by the above described means without additional remuneration for such activity.

                              1995 ANNUAL REPORTS

     Shareholders were or are concurrently being furnished with a copy of the Company's 1995 Annual Report which contains its audited financial statements at December 31, 1995. Additional copies of the Annual Report and of the Company's Annual Report on Form 10K for the year ended December 31, 1995 as filed with the Securities and Exchange Commission (the "SEC") may be obtained by contacting Doreen Lubeck, Investor Relations Representative of the Company, at Two North Riverside Plaza, Chicago, Illinois 60606, (312) 466-3444, and such copies will be furnished promptly at no additional expense.

                         VOTING SECURITIES AND PROXIES

     Only shareholders of record at the close of business on March 25, 1996 (the "Record Date"), have the right to receive notice of and to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, 15,409,123 shares of the Company's Common Stock, $.05 par value, were issued and outstanding. Each share outstanding on the Record Date for the Annual Meeting entitles the holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. The shareholders of a majority of the Company's issued and outstanding Common Stock, present in person or represented by proxy, shall constitute a quorum at the Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If, however, a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote at the Annual Meeting, whether present in person or represented by proxy, shall only have the power to adjourn the Annual Meeting until such time as a quorum is present or represented. At such time as a quorum is present or represented by proxy, the Annual Meeting will reconvene without notice to shareholders, other than an announcement at the prior adjournment of the Annual Meeting, unless the adjournment is for more than thirty (30) days or a new record date has been set.

     If a proxy in the form enclosed is duly executed and returned, the shares of the Company's Common Stock represented thereby will be voted in accordance with the specifications made thereon by the shareholder. If no such specifications are made, such proxy will be voted (i) for election of the Management Nominees (as hereinafter defined) for directors; (ii) for approval of the Amended and Restated 1990 Stock Option Plan; and (iii) at the discretion of Proxy Agents (as hereinafter defined) with respect to such other business as may properly come before the Annual Meeting or any adjournment thereof. Abstentions are counted in tabulations of the votes cast on proposals presented to shareholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved. Under applicable Delaware law, a broker non-vote will have the same effect as a vote against the Amended and Restated 1990 Stock Option Plan, and will have no effect on the outcome of the election of directors. A proxy is revocable by either a subsequently dated, properly executed proxy appointment which is received by the Company prior to the time votes are counted at the Annual Meeting, or by a shareholder giving notice of revocation to the Company in writing or during the Annual Meeting prior to the time votes are counted. The mere presence at the Annual Meeting of a shareholder who appointed a proxy does not itself revoke the appointment.

                             ELECTION OF DIRECTORS
                                  (PROPOSAL 1)

                       VOTING AND THE MANAGEMENT NOMINEES

     At the Annual Meeting, twelve directors will be elected to serve one-year terms commencing immediately upon their election, or to serve until their respective successors are duly elected and qualified. Management's nominees for the twelve director positions to be filled by vote at the Annual Meeting are (the "Management Nominees"):

                                  Rod F. Dammeyer
                                  Herbert A. Denton
                                  Bradbury Dyer, III
                                  Talton R. Embry
                                  Bruce A. Esselborn
                                  Dan L. Kirby
                                  Joe P. Kirby
                                  Donald W. Phillips
                                  Sheli Z. Rosenberg
                                  L.G. Schafran
                                  Richard I. Weingarten
                                  Samuel Zell

All of the Management Nominees are currently serving as directors of the Company. For information regarding the Management Nominees, see "Directors and Executive Officers of the Company."

     At the Annual Meeting, if a quorum is present, the vote of a majority of the Company's Common Stock held by shareholders present in person or represented by proxy shall elect the directors. It is the present intention of Samuel Zell and Bruce A. Esselborn, who will serve as the Company's proxy agents at the Annual Meeting (the "Proxy Agents"), to vote the proxies which have been duly executed, dated and delivered and which have not been revoked in accordance with the instructions set forth thereon or if no instruction had been given or indicated to elect the Management Nominees as directors. The Board does not believe that any of the Management Nominees will be unwilling or unable to serve as a director. However, if prior to the election of directors, any of the Management Nominees becomes unavailable or unable to serve, the Board reserves the right to name a substitute nominee or nominees and the Proxy Agents expect to vote the proxies for the election of such substituted nominee or nominees.

     THE BOARD RECOMMENDS A VOTE IN FAVOR OF THE MANAGEMENT NOMINEES. IF A CHOICE IS SPECIFIED ON THE PROXY BY A SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE SHARES WILL BE VOTED "FOR" THE MANAGEMENT NOMINEES.

                DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

     The following table sets forth the name, age, position and offices with the Company, present principal occupation or employment and material occupations and employment for the past five years of each person who is presently a director, or an executive officer of the Company.

                                                 PRINCIPAL POSITIONS WITH THE COMPANY;
                                                 PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                  FIVE-YEAR EMPLOYMENT HISTORY
- ------------------------------   ---    --------------------------------------------------------
Rod F. Dammeyer...............   55     Director of the Company since January 19, 1993;
                                        President and a director since 1985 and Chief Executive
                                        Officer since 1993 of Anixter International Inc.
                                        ("Anixter"); Director since 1992 and President and Chief
                                        Executive Officer since 1994 of Great American
                                        Management and Investment, Inc. ("GAMI"); Managing
                                        Director of EGI Corporate Investments, Inc. since
                                        January 1996. Director of ANTEC Corporation, Falcon
                                        Building Products, Inc. ("Falcon"), IMC Global Inc.,
                                        Jacor Communications, Inc. ("Jacor"), Lukens Inc., Revco
                                        D.S., Inc. ("Revco"), and Sealy Corporation ("Sealy");
                                        Trustee of several Van Kampen Merritt, Inc. Closed End
                                        Mutual Funds and Series Trusts.
Herbert A. Denton.............   48     Director of the Company since August 2, 1988; President
                                        of Providence Capital, Inc. since February 1991; a
                                        Director of Ramco Energy p.l.c.
Bradbury Dyer, III............   53     Director of the Company since August 13, 1986; General
                                        Partner, Paragon Associates and Paragon Associates II;
                                        Managing Agent, Paragon Joint Venture; Director of
                                        Falcon, GAMI and Roosevelt Financial Group, Inc.
Talton R. Embry...............   49     Director of the Company since August 1, 1986; Investment
                                        Advisor, Magten Asset Management Corp. ("Magten"); Co-
                                        Chairman of the Board of Revco; Director of Combined
                                        Broadcasting Corporation, BDK Holdings, Inc., Thermadyne
                                        Holdings Corp., TSX Corporation, and VARCO International
                                        Inc. See "Litigation Relating to Director."

                                                 PRINCIPAL POSITIONS WITH THE COMPANY;
                                                 PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                  FIVE-YEAR EMPLOYMENT HISTORY
- ------------------------------   ---    --------------------------------------------------------
Bruce A. Esselborn............   53     Director of the Company since February 20, 1990 and
                                        President since June 24, 1992; Chairman of the Board
                                        since 1988 and President and Chief Executive Officer
                                        since 1986 of United Capitol Holding Company and United
                                        Capitol Insurance Company ("United Capitol").
Dan L. Kirby..................   49     Director of the Company since May 27, 1993; Executive
                                        Vice President, General Counsel and Secretary of Western
                                        Surety Company since 1974.
Joe P. Kirby..................   42     Director of the Company since May 27, 1993; President
                                        from 1979 until 1995 and Chief Executive Officer of
                                        Western Surety Company since 1979.
Donald W. Phillips............   47     Director of the Company since May 9, 1990; President of
                                        the Company from March 28, 1990 until June 24, 1992;
                                        Executive Vice President of Equity Financial and
                                        Management Company ("Equity") since March 1990; Chairman
                                        of the Board of Equity Institutional Investors, Inc.
                                        since July 1990; Director of SIT Investments Mutual Fund
                                        Group.
Sheli Z. Rosenberg............   54     Director of the Company since May 15, 1987; Vice
                                        President since February 20, 1990; General Counsel of
                                        the Company from February 20, 1990 until September 8,
                                        1994; President and Chief Executive Officer since
                                        November 1994, Executive Vice President from 1986 until
                                        1994 and Director of Equity Group Investments, Inc.
                                        ("EGI"); President and Chief Executive Officer since
                                        November 1994, Executive Vice President from 1980 until
                                        1994 and a Director of Equity; Member of the law firm of
                                        Rosenberg & Liebentritt, P.C.; Chairman of the Board of
                                        CFI Industries, Inc. ("CFI") from January 1994 until
                                        September 1994 and Co-Chairman from September 1994 until
                                        March 1995; Director of American Classic Voyages Co.
                                        ("American Classic"), Anixter, CFI, Falcon, GAMI, Jacor,
                                        Revco and Sealy; a trustee of Equity Residential
                                        Properties Trust ("Equity Residential"); Co-trustee of a
                                        managing general partner of Equity Holdings, owner of
                                        19.8% of the Company's Common Stock; Vice President of
                                        Madison Management Group, Inc. ("Madison") prior to
                                        October 4, 1991. Madison filed for a petition under the
                                        Federal bankruptcy laws on November 8, 1991. Vice
                                        President of First Capital Benefit Administrators, Inc.
                                        ("Benefits Administrators") from July 22, 1987 until
                                        November 15, 1995. Benefits Administrators filed for a
                                        petition under the Federal bankruptcy laws on January 3,
                                        1995 which resulted in its liquidation on November 15,
                                        1995.
L.G. Schafran.................   57     Director of the Company since August 1, 1986; Managing
                                        General Partner of L.G. Schafran & Associates; Director
                                        of Crown Books Corporation, Dart Group Corporation,
                                        Delta -- Omega Technologies, Inc., Glasstech, Inc.,
                                        OXiGENE, Inc., Publicker Industries, Inc. and Trak-Auto
                                        Corporation.
Richard I. Weingarten.........   45     Director of the Company since March 2, 1994; President
                                        of Richard Weingarten & Company, Inc. since 1991;
                                        Managing Director of Bear Stearns & Co., Inc. from 1988
                                        until 1991.

                                                 PRINCIPAL POSITIONS WITH THE COMPANY;
                                                 PRINCIPAL OCCUPATION OR EMPLOYMENT AND
             NAME                AGE                  FIVE-YEAR EMPLOYMENT HISTORY
- ------------------------------   ---    --------------------------------------------------------
Samuel Zell...................   54     Director of the Company since August 13, 1986; Chairman
                                        of the Board and Chief Executive Officer of the Company
                                        since October 15, 1987; President of the Company from
                                        July 25, 1989 until March 27, 1990; Chairman of the
                                        Board of Anixter, American Classic, Equity, EGI, Equity
                                        Residential, Falcon, and Manufactured Home Communities,
                                        Inc.; Chairman of the Board since 1983 and President and
                                        Chief Executive Officer from 1990 until 1994 of GAMI;
                                        Co-Chairman of the Board of Revco; Director of Quality
                                        Food Centers, Inc. and Sealy; trustee and beneficiary of
                                        a managing general partner of Equity Holdings, owner of
                                        19.8% of the Company's Common Stock; President of
                                        Madison prior to October 4, 1991. Madison filed for a
                                        petition under the Federal bankruptcy laws on November
                                        8, 1991.
Arthur A. Greenberg...........   55     Senior Vice President of the Company since January 1,
                                        1989, and Treasurer of the Company since February 5,
                                        1990; Chief Financial Officer of the Company from July
                                        25, 1989 until May 27, 1993; Executive Vice President of
                                        EGI and Equity; President of Greenberg & Pociask, Ltd.;
                                        Director of American Classic; Vice President, Chief
                                        Financial Officer and Treasurer of Madison prior to
                                        October 4, 1991. Madison filed for a petition under the
                                        Federal bankruptcy laws on November 8, 1991.
John T. Knox, Jr..............   41     President and Chief Executive Officer of Universal
                                        Surety Holding Corporation since 1986 and of Universal
                                        Surety of America since 1983.
Stephen T. Pate...............   49     President of Western Surety Company since May 1995;
                                        Executive Vice President of Western Surety Company from
                                        October 1994 until May 1995; employed at Continental
                                        Insurance Company from 1975 until 1994, most recently
                                        serving as President of Continental Guaranty, the surety
                                        division of Continental Insurance Company.
Mary Jane Robertson...........   42     Senior Vice President and Chief Financial Officer of the
                                        Company since May 27, 1993; Executive Vice President and
                                        Chief Financial Officer of United Capitol since August
                                        20, 1991; Senior Vice President, Chief Financial Officer
                                        and Controller of United Capitol from February 1990
                                        until August 1991.
Kelly L. Stonebraker..........   41     Vice President and General Counsel of the Company since
                                        September 8, 1994; Officer at Rosenberg & Liebentritt,
                                        P.C. since September 1990.

LITIGATION RELATING TO DIRECTOR

     On September 9, 1993, Mr. Embry and Magten, without admitting or denying the allegations in a complaint by the SEC, consented to the entry of judgments enjoining them from violating (and, in the case of Mr. Embry, aiding and abetting violations of) anti-fraud and other provisions of the Securities Exchange Act of 1934, as amended, the Investment Advisers Act of 1940, as amended, and the Investment Company Act of 1940, as amended. The SEC's complaint alleged principally that Mr. Embry failed to advise clients of certain personal trades relevant to the clients' holdings, to obtain certain consents required under applicable law in connection therewith and to comply with certain reporting requirements. The complaint did not involve the securities of the Company. As part of the settlement, Mr. Embry made a $1 million payment for the benefit of certain of Magten's clients.

BOARD AND COMMITTEE MEETINGS

     The Board has an Executive Committee which consists of Messrs. Dyer, Esselborn and Zell. The Executive Committee did not hold any meetings in 1995. The Executive Committee possesses and may exercise the full and complete authority of the Board in the management and business affairs of the Company during the intervals between the meetings of the Board. All action by the Executive Committee is reported to the Board at its next meeting and such action is subject to revision and alteration by the Board, provided that no rights of third persons can be prejudicially affected by the subsequent action of the Board. Vacancies on the Executive Committee are filled by the Board. However, during the temporary absence of a member of the Executive Committee, due to illness or inability to attend a meeting or for other cause, the remaining member(s) of the Executive Committee may appoint a member of the Board to act in the place and with all the authority of such absent member. The current members of the Executive Committee will continue in office until the Committee is dissolved, terminated or reorganized, or if such members are replaced.

     The Company also has an Audit Committee which consists of Messrs. Denton, Embry and Schafran. During 1995, the Audit Committee held two (2) meetings. The Audit Committee has the power to (i) recommend to the Board the independent certified public accountants to be selected to serve the Company, (ii) review with the independent certified public accountants the planned scope and results of the annual audit, their reports and recommendations, (iii) review with the independent certified public accountants matters relating to the Company's system of internal controls, and (iv) review the Company's policies with respect to corporate governance, including policies relating to compliance with laws and regulations and conflicts of interest.

     The Company also has a Compensation Committee which consists of Messrs. Dammeyer, Denton and Schafran. During 1995, the Compensation Committee held three (3) meetings. The Compensation Committee reviews and makes recommendations concerning proposals by management with respect to compensation, bonuses, stock option grants, employment agreements and other benefits and policies regarding such matters for the Company.

     The Company also has an Investment Committee which consists of Messrs. Dyer, Embry, Esselborn and Phillips. During 1995, the Investment Committee held four (4) meetings. The Investment Committee establishes investment policies and oversees the management of the Company's investment portfolio.

     During 1995, four (4) meetings of the Board were held. All directors were present at least for 75% of the meetings of the Board and the committees that they were eligible to attend.

                             EXECUTIVE COMPENSATION

     The following tables show information with respect to the annual compensation (including option grants) for services rendered to the Company for the fiscal years ended December 31, 1993, December 31, 1994 and December 31, 1995 by the chief executive officer and those persons who were, at December 31, 1995, the other four most highly compensated executive officers of the Company.

                           SUMMARY COMPENSATION TABLE

                                                                   OTHER ANNUAL                 ALL OTHER
                                             SALARY      BONUS     COMPENSATION     OPTIONS    COMPENSATION
   NAME AND PRINCIPAL POSITION       YEAR      ($)        ($)          ($)            (#)          ($)
- ----------------------------------   ----    -------    -------    ------------     -------    ------------
Samuel Zell.......................   1995          0          0       150,000(1)      5,000            0
  Chairman of the Board              1994          0          0       150,000(1)     25,000            0
  and Chief Executive Officer of     1993          0          0        50,000(1)     25,000            0
  the Company
Bruce A. Esselborn................   1995    387,500    300,000           441(2)     30,000       27,835(3)
  President of the Company           1994    387,500    112,500           854(2)      5,000       24,928(3)
  and Chairman, President and        1993    387,500    125,000         1,007(2)      5,000       32,569(3)
  Chief Executive Officer of
  United Capitol
Dan L. Kirby......................   1995    250,000    125,000           420(4)      5,000        9,000(5)
  Executive Vice President,          1994    250,000    250,000           408(4)      5,000        9,000(5)
  General Counsel and Secretary of   1993    250,000    250,000           396(4)      5,000       11,572(5)
  Western Surety Company
Joe P. Kirby......................   1995    250,000    125,000           360(6)      5,000        9,000(7)
  President and Chief                1994    250,000    250,000             0         5,000        9,000(7)
  Executive Officer of Western       1993    250,000    250,000           336(6)      5,000       11,572(7)
  Surety Company
Mary Jane Robertson...............   1995    225,000    150,000             0        15,000       14,888(8)
  Senior Vice President and          1994    200,000     30,000             0         8,500       14,914(8)
  Chief Financial Officer of the     1993    200,000     30,000             0             0       21,566(8)
  Company and Executive Vice
  President and Chief Financial
  Officer of United Capitol

- -------------------------
(1) Mr. Zell received $150,000 in 1995 and 1994; and $50,000 in 1993 for his
    services as Chairman of the Board, Chief Executive Officer and Chairman of the Executive Committee.

(2) Included $441 in 1995, $854 in 1994 and $1,007 in 1993 of reimbursements of personal investment advisory fees.

(3) Included (i) $13,700 in 1995, $11,760 in 1994 and $10,060 in 1993 of
    company-paid premiums on a life insurance policy owned by him; (ii) $4,500 in 1995 and 1994 and $4,497 in 1993 of 401(k) plan company matching contributions; and (iii) $9,635 in 1995, $8,568 in 1994 and $18,012 in 1993
    of company contributions under a defined contribution retirement plan.

(4) Included $420 in 1995, $408 in 1994 and $396 in 1993 of reimbursements of health club dues.

(5) Included $9,000 in 1995 and 1994; and $11,572 in 1993 of 401(k) plan company matching and profit sharing contributions.

(6) Included $360 in 1995 and $336 in 1993 of reimbursements of health club fees.

(7) Included $9,000 in 1995 and 1994 and $11,572 in 1993 of 401(k) plan company matching and profit-sharing contributions.

(8) Included (i) $4,500 in 1995 and 1994; and $4,497 in 1993 of 401(k) plan company matching contributions and (ii) $10,388 in 1995, $10,414 in 1994 and $17,069 in 1993 of company contributions under a defined contribution retirement plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                      INDIVIDUAL GRANTS                                      POTENTIAL REALIZABLE
                                 ---------------------------                                   VALUE AT ASSUMED
                                    NUMBER        % OF TOTAL                                 ANNUAL RATES OF STOCK
                                 OF SECURITIES    GRANTED TO                                  PRICE APPRECIATION
                                  UNDERLYING      EMPLOYEES     EXERCISE OR                     FOR OPTION TERM
                                    OPTIONS         FISCAL      BASE PRICE     EXPIRATION    ---------------------
             NAME                GRANTED(#)(1)     YEAR(2)        ($/SH)          DATE       5%($)(3)    10%($)(4)
- ------------------------------   -------------    ----------    -----------    ----------    --------    ---------
Samuel Zell...................        5,000           3.33          14.00        5/24/05      44,023      111,562
Bruce A. Esselborn............       25,000          16.67         13.125        3/01/05     206,356      522,947
                                      5,000           3.33          14.00        5/24/05      44,023      111,562
Dan L. Kirby..................        5,000           3.33          14.00        5/24/05      44,023      111,562
Joe P. Kirby..................        5,000           3.33          14.00        5/24/05      44,023      111,562
Mary Jane Robertson...........       15,000          10.00         13.125        3/01/05     123,814      313,768

- ------------------------
(1) The Options granted during 1995 to purchase 5,000 shares were exercisable after May 24, 1995, for Messrs. Zell, Esselborn, Dan Kirby and Joe Kirby.

     The Options granted to Mr. Esselborn (25,000) and Ms. Robertson (15,000) are exercisable in four equal annual cumulative installments beginning one year after the grant date of March 1, 1995.

(2) Does not include options granted to non-employee directors. If such grants are included, the percentage would be 2.63% for the options to purchase 5,000 shares; 13.16% for Mr. Esselborn's options to purchase 25,000 shares; and 7.9% for Ms. Robertson's options to purchase 15,000 shares.

(3) Assumes a price of $22.80 at the end of ten years for the options to purchase 5,000 shares and a price of $21.38 at the end of ten years for Mr. Esselborn's options to purchase 25,000 shares and Ms. Robertson's options to purchase 15,000 shares.

(4) Assumes a price of $36.31 at the end of ten years for the options to purchase 5,000 shares and a price of $34.04 at the end of ten years for Mr. Esselborn's options to purchase 25,000 shares and Ms. Robertson's options to purchase 15,000 shares.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR,
                        AND FISCAL YEAR-END OPTION VALUE

                                                                                                  VALUE OF
                                                                                                UNEXERCISED
                                                                            NUMBER OF           IN-THE-MONEY
                                                                       UNEXERCISED OPTIONS       OPTIONS AT
                                                                          AT FY-END(#)           FY-END($)
                                     SHARES ACQUIRED       VALUE          EXERCISABLE/          EXERCISABLE/
               NAME                  ON EXERCISE(#)     REALIZED($)       UNEXERCISABLE        UNEXERCISABLE
- ----------------------------------   ---------------    -----------    -------------------    ----------------
Samuel Zell.......................          0                0             35,000/25,000       155,625/110,625
Bruce A. Esselborn................          0                0            170,000/25,000      1,722,500/112,500
Dan L. Kirby......................          0                0             65,000/0             470,625/0
Joe P. Kirby......................          0                0             65,000/0             470,625/0
Mary Jane Robertson...............          0                0            102,125/21,375      1,097,328/96,984

                           COMPENSATION OF DIRECTORS

     Samuel Zell, Chairman of the Board and Chief Executive Officer of the Company, was compensated at the annual rate of $150,000 for his services as a Director, Chairman of the Board, Chief Executive Officer and Member of the Executive Committee during 1995. Such amount has been included in the Summary Compensation Table on page 7. Other Directors, except for employees of the Company or its subsidiaries, were compensated at the annual rate of $15,000 and received $500 for each meeting of the Board and committees of the Board of the Company which they attended. Additionally, as of the date of the first

Directors' meeting following each Annual Meeting, each Director receives options to purchase 5,000 shares at the fair market value as of the grant date.

     United Capitol pays its non-Company or subsidiary employee directors an annual retainer of $12,000. Messrs. Phillips and Greenberg and Mrs. Rosenberg, who are members of such Board, each were compensated pursuant to this policy for 1995. Western Surety Company pays its non-Company or subsidiary employee directors an annual retainer of $12,000. Mr. Greenberg and Mrs. Rosenberg, who are members of such Board, each were compensated pursuant to this policy for 1995.

                      EMPLOYMENT CONTRACTS AND TERMINATION
                OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

     The Company and Mr. Esselborn have an agreement providing for the continuation of Mr. Esselborn's employment on a rolling, two-year basis commencing September 30, 1995, and continuing for a minimum period of two years thereafter subject to automatic extension. On October 1, 1995 and on each day thereafter, the employment period shall be extended automatically by one day unless the Company or Mr. Esselborn notifies the other party that the employment period will not be further extended. Thus, after October 1, 1995, until written notice is received by either party, the employment period at any point in time shall be two years. The agreement provides for a minimum salary of $387,500 with annual salary adjustments determined by the Company, an annual bonus that is mutually agreed upon by Mr. Esselborn and the Company and Company-paid premiums for a $2,000,000 life insurance policy with Mr. Esselborn designating the beneficiary and certain other employee benefits.

     The Company and Mr. Esselborn have another agreement which will pay Mr. Esselborn $250,000 upon the consummation of the sale of United Capitol Holding Company and its subsidiaries pursuant to the purchase agreement currently pending regulatory approval. The Company and Mr. Esselborn entered into this agreement as an inducement for Mr. Esselborn to enter into a two-year non-competition and five-year employee non-solicitation agreement with the pending purchaser of United Capitol Holding Company and its subsidiaries.

     The Company and United Capitol entered into an executive change in control and termination benefits agreement with Lorraine Esselborn, the wife of Mr. Esselborn and an employee of United Capitol since 1986, which will provide Mrs. Esselborn with certain payments upon the sale of United Capitol. Mrs. Esselborn shall be entitled to receive a severance payment of $64,500 which is equal to 150% of the sum of her 1996 base salary and 1995 bonus. Mrs. Esselborn also shall be entitled to receive a payment equal to the difference between the fair market value of the Company's Common Stock and the exercise price of $6.75 per share for options to purchase 5,000 shares granted to Mrs. Esselborn in 1990.

     The Company and Ms. Robertson have an agreement providing for the continuation of Ms. Robertson's employment on a rolling, two-year basis commencing September 30, 1995, and continuing for a minimum period of two years thereafter subject to automatic extension. On October 1, 1995 and on each day thereafter, the employment period shall be extended automatically by one day unless the Company or Ms. Robertson notifies the other party that the employment period will not be further extended. Thus, after October 1, 1995, until written notice is received by either party, the employment period at any point shall be two years. The agreement provides for a minimum salary of $225,000 with annual salary adjustments determined by the Company, an annual bonus that is mutually agreed upon by Ms. Robertson and the Company and certain other employee benefits.

                     COMPENSATION COMMITTEE INTERLOCKS AND
                             INSIDER PARTICIPATION

     The members of the Company's Compensation Committee are Messrs. Dammeyer, Denton and Schafran.

     The following relationships existed during 1995:

          Mrs. Rosenberg and Mr. Zell are executive officers and directors of the Company and Mrs. Rosenberg is a director and member of the Compensation Committee of Anixter, and Mr. Zell is an executive officer and director of Anixter. Mr. Dammeyer is an executive officer and director of Anixter and is a director and member of the Compensation Committee of the Company.

          Mrs. Rosenberg and Mr. Zell are executive officers and directors of the Company and Mr. Zell is an executive officer and Mr. Zell and Mrs. Rosenberg are directors of GAMI. Mr. Dammeyer is an executive officer and director of GAMI and a member of the Compensation Committee of the Company.

          Mrs. Rosenberg is an executive officer and director of the Company and is a trustee and member of the Compensation Committee of Equity Residential. Mr. Zell is an executive officer and trustee of Equity Residential and an executive officer and director of the Company.

          For the year ended December 31, 1995, the Company paid approximately $34,100 in fees for legal services to the law firm of Rosenberg & Liebentritt, P.C. of which Mrs. Rosenberg and Mr. Stonebraker are members. For the year ended December 31, 1995, the Company paid Seyfarth Shaw Fairweather & Geraldson ("Seyfarth") approximately $42,000. Mrs. Rosenberg's husband is a partner at Seyfarth. Additionally, see "Certain Relationships and Related Transactions."

                         COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

     The compensation policy of the Company for its executive officers (including those named in the Summary Compensation Table) has been to pay base salaries and annual bonuses that are both competitive and recognize the accomplishment of the Company's stated goals of building a financial services business primarily focusing on insurance. In addition, the Company established the 1990 Stock Option Plan (to be amended at this Annual Meeting) to provide long-term incentive opportunities for employees, officers and directors of the Company.

     Historically, the Chairman of the Board and Chief Executive Officer of the Company received a $50,000 fee for serving in such capacities. As of January 1, 1994, that amount was increased to $150,000. This fee is not directly tied to the performance of the Company but rather reflects the commencement of the Company's strategic plan, the initial implementation of this plan and Mr. Zell's contributions to it.

     During 1995, the Company entered into new employment agreements with Mr. Esselborn and Ms. Robertson. See "Employment Contracts and Termination of Employment and Change-In-Control Arrangements" for a description of the agreements. The Company entered into these agreements after the Company began pursuing the sale of United Capitol Holding Company and its subsidiaries. The Company wanted to incentivize Mr. Esselborn and Ms. Robertson to remain with the Company both during the sale's process and after the sale was completed and to insure the stability and efficient operation of the Company.

     The bonuses paid to Mr. Esselborn and Ms. Robertson in 1995 were reflective of the extraordinary profit for the Company in 1995 and Mr. Esselborn's and Ms. Robertson's efforts to market United Capitol Holding Company and its subsidiaries.

     The three-year employment contracts of Messrs. Joe and Dan Kirby expired in 1995. Both are continuing their employment with the Company at reduced bonus levels to reflect the hiring of a new president at Western Surety Company.

     Long-term incentive opportunities were made available to each of the executive officers (other than the Chief Executive Officer) in the form of significant grants of stock options at the time of the Company's respective acquisitions of United Capitol and Western Surety Company. These options were designed to promote the long-term interests between such individuals and the Company's shareholders and to assist in the retention of such officers. It continues to be the Company's intention to accomplish these objectives and, therefore, at the time of an acquisition of a company, major option grants will be made to retain certain executive officers of the acquired company at exercise prices at the time of grant determined in part by the then market price of the Company's Common Stock. In addition, in 1995, options to purchase 25,000 shares were awarded to Mr. Esselborn and options to purchase 15,000 shares were awarded to Ms. Robertson to reward them for past services and to incentivize them for the future.

     It is the policy of the Company to structure its compensation in a manner which will avoid the limitations imposed by the Omnibus Budget Reconciliation Act of 1993 on the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, to the extent it can reasonably do so consistent with its goal of retaining and motivating its executives in a cost effective manner.

                                Rod F. Dammeyer
                               Herbert A. Denton
                                 L.G. Schafran

                               PERFORMANCE GRAPHS

     Below is a graph comparing total shareholder return on the Company's Common Stock over the last five years with a broad equity market index, the S&P Property and Casualty Insurance Index, and a published industry index, the S&P 500, as required by the rules of the SEC. In previous years the Company also had included the S&P Integrated Oil Index since it had previously operated in that industry. From 1990 through 1993, oil and gas operations were immaterial to the Company's results of operations and since 1993 there have not been any oil and gas operations at the Company. Therefore, the Company will no longer compare its Common Stock to that Index.

                                 Capsure
      Measurement Period         Holdings                      S&P Property
    (Fiscal Year Covered)        Corp.($)       S&P 500 ($)     & Casualty
1990                             100.00          100.00          100.00
1991                             139.02          130.47          125.19
1992                             265.85          140.41          146.61
1993                             263.41          154.56          144.02
1994                             285.37          156.60          151.07
1995                             343.90          214.86          204.55

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of March 25, 1996, except as noted, certain information with respect to each person or entity who is known by the management of the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock:

                  NAME AND ADDRESS OF                           AMOUNT AND NATURE
                    BENEFICIAL OWNER                       OF BENEFICIAL OWNERSHIP (1)     PERCENT OF CLASS
- --------------------------------------------------------   ----------------------------    ----------------
Equity Holdings(2)......................................           3,042,253(3)                  19.7%
Two N. Riverside Plaza
Chicago, IL 60606
Arlington Leasing Co.(4)................................             997,369(5)                   6.5%
Two N. Riverside Plaza
Chicago, IL 60606
Robert Fleming Inc......................................           1,143,940(6)                   7.4%
1285 Avenue of the Americas
16th Floor
New York, NY 10019
Beck, Mack & Oliver.....................................             812,800(7)                   5.3%
330 Madison Avenue
New York, NY 10017
Foreign & Colonial Management...........................             800,350(8)                   5.2%
Limited and Hypo Foreign &
Colonial Management (Holdings)
Exchange House
Primrose Street
London EC2A2NY, England

- ------------------------
(1) The number of shares of the Company's Common Stock indicated as beneficially owned is reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(2) Equity Holdings, an Illinois general partnership, is comprised of the Samuel Zell Revocable Trust with Samuel Zell as Trustee, the Robert H. and Ann Lurie Trust with Ann Lurie and Sheli Z. Rosenberg as Co-Trustees, and B/S Investments. Samuel Zell is the Chairman of the Board and Chief Executive Officer of the Company and Sheli Z. Rosenberg is an executive officer and director of the Company. B/S Investments is an Illinois general partnership. Certain direct and indirect beneficial owners of B/S Investments are trusts created for the benefit of Samuel Zell and his family and for Ann Lurie and her family. Arthur A. Greenberg, an executive officer of the Company, and Mmes. Rosenberg and Lurie are trustees or co-trustees of certain of these trusts which are indirect beneficial owners of B/S Investments. Messrs. Zell and Greenberg and Mmes. Lurie and Rosenberg may be deemed to be the beneficial owners of the shares of the Company's Common Stock owned by Equity Holdings but they each disclaim beneficial ownership of these shares.

(3) The shares are held by four institutions as collateral for loans to Equity Holdings. Under the loan agreements, the institutions cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default thereunder.

(4) Arlington Leasing Co. ("Arlington") is an indirect, wholly owned subsidiary of EGI. EGI's stockholders who own more than 5% of EGI's outstanding stock include certain trusts created for the benefit of Mr. Zell and Mrs. Lurie and their families. Mr. Greenberg and Mmes. Lurie and Rosenberg are trustees or co-trustees of certain of these trusts. Messrs. Zell and Greenberg and Mmes. Lurie and Rosenberg may be deemed to be the beneficial owners of the shares of the Company's Common Stock owned by Arlington but they each disclaim beneficial ownership of these shares.

(5) The shares are held by two financial institutions as collateral for loans to Arlington. Under the loan agreements, the institutions cannot vote or exercise any ownership rights relating to the pledged shares unless there is an event of default thereunder.

(6) Pursuant to a Schedule 13G filed with the SEC for calendar 1995, Robert Fleming Inc. is a registered investment advisor and has shared voting and dispositive power for the shares reported herein.

(7) Pursuant to a Schedule 13G filed with the SEC for calendar 1995, Beck, Mack & Oliver is a registered investment advisor. The shares reported herein are owned by clients of Beck, Mack & Oliver. The clients have the right to receive and the power to direct the receipt of dividends from, or the proceeds from the sale of, such securities. Not one of these clients owns more than 5% of the outstanding shares of Common Stock.

(8) Pursuant to a Schedule 13G filed with the SEC for calendar 1995, Foreign & Colonial Management Limited is a registered investment advisor and Hypo Foreign & Colonial Management (Holdings) Limited is a parent holding company and both have shared voting and dispositive power for the shares reported herein.

                        SECURITY OWNERSHIP OF MANAGEMENT

     The following information is furnished as of March 25, 1996, with respect to the shares of the Company's Common Stock beneficially owned by each director, nominee for director and by those executive officers named in the Summary Compensation Table and by all directors and executive officers (17 persons) as a group. Information concerning the directors and officers and their security holdings has been furnished by them to the Company.

                                                         SHARES UPON
            NAME OF                SHARES OF             EXERCISE OF                              PERCENT
       BENEFICIAL OWNER           COMMON STOCK         STOCK OPTIONS(1)         TOTAL(2)          OF CLASS
- -------------------------------   ------------         ----------------         ---------         --------
Rod F. Dammeyer................             0                15,000                15,000               *
Herbert A. Denton..............         7,860                35,000                42,860               *
Bradbury Dyer, III.............       546,158(3)             35,000               581,158            3.8%
Talton R. Embry................        32,175(4)             35,000                67,175               *
Bruce A. Esselborn.............        78,507(5)            176,250               254,757            1.6%
Dan L. Kirby...................        55,555                65,000               120,555               *
Joe P. Kirby...................        41,075                65,000               106,075               *
Donald W. Phillips.............             0                35,000                35,000               *
Sheli Z. Rosenberg.............     4,062,328(6)(7)          35,000             4,097,328           26.5%
L.G. Schafran..................        13,768(8)             35,000                48,768               *
Richard I. Weingarten..........             0                10,000                10,000               *
Samuel Zell....................     4,039,622(6)(7)          35,000             4,074,622           26.4%
Mary Jane Robertson............         1,500               105,875               107,375               *
All directors and executive
  officers as a group (17
  persons) including the
  above-named persons..........     5,118,239               733,250             5,851,489           36.2%

- -------------------------
 *  Less than 1%

(1) Represents beneficial ownership of shares that may be acquired by the exercise of stock options which are currently exercisable or exercisable within sixty days of the date of this table.

(2) The amounts of the Company's Common Stock and stock options beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities.

(3) Includes 544,258 shares of the Company's Common Stock owned by Paragon Joint Venture ("Paragon"). Paragon is a joint venture formed by Paragon Associates and Paragon Associates II, both Texas limited partnerships. Mr. Dyer is the sole general partner of Paragon Associates and Paragon Associates II. Under the terms of the joint venture agreement of Paragon, each partner has beneficial ownership in proportion to its respective account in Paragon. Mr. Dyer does not have full direct ownership; however, as the general partner of the partners of Paragon, he may be deemed to have beneficial ownership.

(4) The 32,175 shares are owned as follows: 300 shares are owned by Mr. Embry; 14,400 shares are owned by the Magten Asset Management Corp. Pension Plan & Trust; 1,675 shares are owned by Mr. Embry's minor children; 300 shares are owned by Mr. Embry's wife; and 15,500 shares are owned by the Magten Asset Management Profit Sharing Plan.

(5) Includes 3,500 shares and options to purchase 5,000 shares beneficially owned by Mr. Esselborn's wife.

(6) Includes 3,042,253 shares of the Company's Common Stock owned by Equity Holdings. Under regulations of the SEC, Mr. Zell and Mrs. Rosenberg may be deemed to be the beneficial owners of the shares of the Company's Common Stock owned by Equity Holdings (see notes (2) and (3) under "Security Ownership of Certain Beneficial Owners"), but they each disclaim beneficial ownership of these shares.

(7) Includes 997,369 shares of the Company's Common Stock owned by Arlington. Under regulations of the SEC, Mr. Zell and Mrs. Rosenberg may be deemed to be beneficial owners of the shares of the Company's Common Stock (see notes
    (4) and (5) under "Security Ownership of Certain Beneficial Owners"), but they each disclaim beneficial ownership of these shares.

(8) Shares are beneficially owned by Mr. Schafran's spouse. Mr. Schafran disclaims beneficial ownership of such shares.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company subleases office space from EGI, a company affiliated with Equity Holdings and Arlington, at Two North Riverside Plaza, Chicago, Illinois 60606. In addition, EGI provides the Company with certain administrative and office facility services and charges for such services are included in the rent. The Company paid approximately $56,000 during 1995 for such services.

     Various affiliates of Equity Holdings and Arlington have provided services with respect to certain aspects of the Company's business including, but not limited to, financial and accounting services, tax services, computer services, investor relations services and support services and expenses. During 1995, the Company paid or was billed approximately $152,300 for such services.

     The Company also provides financial management services to various affiliates of Equity Holdings and Arlington. During 1995, the Company received approximately $66,800 for such services which also included reimbursement of overhead charges.

          APPROVAL OF THE AMENDED AND RESTATED 1990 STOCK OPTION PLAN
                                  (PROPOSAL 2)

     On February 20, 1990, the Board adopted the 1990 Stock Option Plan (the "Plan") for 1,000,000 shares of Common Stock. The Plan was approved by the shareholders of the Company on May 9, 1990. The Plan was intended to advance the interests of the Company by encouraging and enabling Directors, officers and key employees of the Company and its subsidiaries to acquire a proprietary interest in the Company through incentive stock options ("ISOs"), non-qualified stock options ("NQSOs"), and stock appreciation rights ("SARs") granted under the Plan. Such ownership would provide individuals with a more direct stake in the future growth and welfare of the Company and encourage them to remain.

     On February 17, 1992, the Board adopted the First Amendment to the Plan ("First Amendment"). The First Amendment was approved by the shareholders of the Company on June 9, 1992. The First Amendment expanded those eligible to participate in the Plan to include consultants of the Company. Consultants of the Company who are eligible to participate in the Plan may include persons who are affiliated with Equity Holdings and Arlington. The First Amendment also provided that each Director of the Company be granted options to purchase 5,000 shares on an annual basis beginning with the first meeting of the Board held after each Annual Meeting beginning with the Annual Meeting held on June 9, 1992. The option price will be the fair market value of the Company's common stock on the date of grant. The term of the option shall be ten (10) years.

     On March 2, 1994, the Board adopted the Second Amendment to the Plan ("Second Amendment"). The Second Amendment was approved by shareholders on May 19, 1994. The Second Amendment increased by 500,000 the aggregate number of shares available for which options may be granted under the Plan.

     On March 27, 1996, the Board adopted the Amended and Restated 1990 Stock Option Plan (the "Amended Plan"), as set forth in Exhibit A attached to this Proxy Statement and recommended that it be submitted to shareholders for approval.

     The Amended Plan increases by 750,000 the aggregate number of shares available for which options and SARs may be granted under the Plan. As of March 31, 1996, 96,189 shares were available for which options may be granted under the Plan.

     The Amended Plan also will limit the annual grant to each Director of options to purchase 5,000 shares to non-employee Directors and to extend the period of time a director may exercise an option following his resignation as a member of the Board to a period of twelve (12) months from the date of his resignation, but in no event after the expiration of the term of the option.

     The Amended Plan also broadens Section 7(i) Recapitalization to Recapitalization, Dividends or Dilution and allows the Compensation Committee to adjust the number or kind of shares subject to any outstanding option, or the exercise price thereof, or make other adjustments as it deems appropriate in its discretion to preserve the value of such option. The Company is currently reviewing various alternatives to its current capitalization in light of the impending sale of United Capitol Holding Company and its subsidiaries. Although the Company has not previously paid a dividend, one such alternative is the declaration and payment of a dividend to the Company's shareholders. At this time, no decision has been reached by the Board. There can be no assurances given that the Company will declare a dividend or, if declared, the magnitude of such a dividend. The Board believes that this amendment to Section 7(i) would allow the Board greater flexibility in its determination of which alternative to enact by preserving the value of outstanding options.

     The Amended Plan also will allow the Company to accelerate vesting of unvested options or to extend the timeframe for exercising and will cancel options when an employee is discharged for cause. For example, this new provision could be used to accelerate vesting of unvested options and extend the period of time for employees of United Capitol and its subsidiaries to exercise options following the sale of United Capitol Holding Company.

     Other areas in the Amended Plan differ from the Plan but such differences were to clarify the Plan or to update the Plan to conform to new rules and regulations underlying tax law changes. The summary contained herein does not contain all changes. Refer to Exhibit A for the complete text of the Amended Plan.

     On April 10, 1996, the Common Stock closed at $16.375.

FEDERAL INCOME TAX CONSEQUENCES

     The federal income tax consequences of the Company and the grantee upon the grant and exercise of stock options and SARs are substantially as follows:

     A grantee will not recognize any taxable income at the time an NQSO is granted. Upon the exercise of the NQSO, the grantee will recognize ordinary income equal to the excess of the fair market value of the shares received on the exercise over the option price.

     The Company is not entitled to a tax deduction at the time a NQSO is granted; however, the Company is entitled to a deduction equal to the grantee's taxable income at the time the grantee recognizes the income. The Company will withhold from the grantee payroll taxes due.

     A grantee will not recognize income at the time an ISO is granted and generally will not recognize income when the ISO is exercised. The excess of the fair market value of the shares received on the date of exercise over the option price is an item of tax preference for purposes of computing the alternative minimum tax. If the shares received upon the exercise of an ISO are disposed of in a "disqualifying disposition" (i.e. disposition of shares within one year after exercise of the ISO or within two years of the date of grant), the grantee has income equal to the excess of the amount realized on the disposition over the exercise price. The excess of the fair market value of the shares on the date of exercise over the option price will be ordinary income; the balance if any, will be a capital gain. If the grantee sells the shares in a disposition which is not a disqualifying disposition, the grantee will realize capital gain on the sale equal to the excess of the amount realized on the sale over the option price.

     The Company is not entitled to a tax deduction as result of the grant or exercise of an ISO. If the grantee makes a disqualifying disposition of shares, the Company is entitled to a deduction equal to the amount of the grantee's ordinary income.

     A grantee will not recognize taxable income at the time an SAR is granted. When the grantee exercises the SAR, the fair market value of the shares received and/or the cash received is ordinary income to the grantee.

     The Company is not entitled to a tax deduction when the SAR is granted but is entitled to a deduction equal to the taxable income recognized by the grantee on the exercise of the SAR and the Company will withhold payroll taxes due from the grantee.

     THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDED PLAN. IF A CHOICE IS SPECIFIED ON THE PROXY BY THE SHAREHOLDER, THE SHARES WILL BE VOTED AS SPECIFIED. IF NO CHOICE SPECIFICATION IS MADE, SHARES WILL BE VOTED "FOR" APPROVAL OF THE AMENDED PLAN.

     The affirmative vote of holders of a majority of the shares present (or represented) and entitled to vote at the Annual Meeting shall be sufficient to approve the Amended Plan.

                            INDEPENDENT ACCOUNTANTS

     Coopers & Lybrand, L.L.P. have been the principal accountants for the Company since 1989. Representatives of Coopers & Lybrand, L.L.P. are expected to be present at the Annual Meeting, will be given an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders.

                SHAREHOLDERS' PROPOSALS FOR 1997 ANNUAL MEETING

     A proposal submitted by a shareholder for the 1997 Annual Meeting of Shareholders of the Company must be received by the Secretary of the Company, Two North Riverside Plaza, Chicago, Illinois 60606, by December 17, 1996, in order to be eligible to be included in the Company's proxy statement for that meeting.

                                   CONCLUSION

     The Company knows of no business which will be presented at the Annual Meeting other than the election of Directors to the Board and the amendment to the Certificate of Incorporation. However, if other matters properly come before the meeting, it is the intention of the Proxy Agents to vote upon such matters in accordance with their good judgment in such matters.

                                          By Order of the Board of Directors

                                          /s/ Susan Obuchowski
                                          ----------------------------------
                                          Susan Obuchowski
                                          Secretary

                                                                       EXHIBIT A

                             CAPSURE HOLDINGS CORP.
                  AMENDED AND RESTATED 1990 STOCK OPTION PLAN

1. Purpose and Structure.

     The purpose of this Amended and Restated 1990 Stock Option Plan (the "1990 Plan") is to encourage and enable certain directors, officers, key employees and consultants of Capsure Holdings Corp. (the "Company") and its subsidiaries to acquire a proprietary interest in the Company through the ownership of common stock of the Company. Such ownership will provide such directors, officers, key employees and consultants with a more direct stake in the future welfare of the Company and encourage them to remain with the Company or a subsidiary of the Company. It is also expected that the 1990 Plan will encourage qualified persons to seek and accept employment with the Company.

     Pursuant to the 1990 Plan, certain directors, officers, key employees and consultants will be offered the opportunity to acquire common stock through the grant of stock options including both "non-qualified" stock options ("NQSOs") and "incentive stock options" ("ISOs") (which term, when used herein, shall have the meaning ascribed thereto by Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code")). In addition, the 1990 Plan provides for the granting of stock appreciation rights ("SARs"). "Options" hereinafter means stock options (including both NQSOs and ISOs) and SARs. "Subsidiary" hereinafter means any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in Section 424 of the Code determined as if the Company were the employer corporation.

2. Administration of the 1990 Plan.

     The 1990 Plan shall be administered by the Committee as described in Paragraph 3. In administering the 1990 Plan, the Committee may adopt rules and regulations for carrying out the 1990 Plan. Any interpretation and decision with regard to any question arising under the 1990 Plan made by the Committee shall be final and conclusive as to all participants in the 1990 Plan ("Participants") and all other directors, officers, employees and consultants of the Company or a Subsidiary. The Committee shall determine the directors, officers, key employees and consultants to whom, and the time or times at which, grants shall be made, the number of Options to be included in the grants, the number of Options which shall be granted as NQSOs, ISOs and SARs, the price at which Options granted will be exercisable and all other matters with respect to the Options.

3. Committee

     The "Committee" is the Compensation Committee, which shall be appointed from time to time by the Board of Directors of the Company (the "Board") and shall consist of not less than three members, each of whom shall be (i) a "disinterested person" as that term is defined in subparagraph Rule 16b-3(d)(3) promulgated under Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and (ii) an "outside director" within the meaning of Treasury Regulation Section 1.162-27.

     The Board may at any time and from time to time remove any member of the Committee, with or without cause, appoint additional members of the Committee and fill vacancies, however caused, in the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be as effective as if it had been made at a meeting duly called and held.

     The interpretation and construction by the Committee of any provisions of the Plan or of any agreement or of other matters related to the Plan shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan.

4. Shares of Stock Subject to the 1990 Plan

     Except as provided in Subparagraphs 7(i) and 7(j) and Paragraph 8, the number of shares that may be issued or transferred pursuant to the exercise of NQSOs or ISOs granted under the 1990 Plan plus the number of shares subject to SARs granted independent from Options under the 1990 Plan shall not exceed 2,250,000 shares of the common stock of the Company (the "Common Stock"). The maximum number of shares of Common Stock that may be subject to NQSOs, ISOs or SARs granted to any individual in a calendar year is 250,000. Such shares may be authorized and unissued shares or previously issued shares acquired or to be acquired by the Company and held in treasury. Any shares subject to an Option, which, for any reason, expires or is terminated unexercised may again be subject to an Option under the 1990 Plan.

5. Eligibility

     Options may be granted only to directors, officers, key employees and consultants of the Company or a Subsidiary as selected by the Committee as being potential contributors to the successful operation of the Company or a Subsidiary.

6. Granting of Options

     All ISOs granted pursuant to the 1990 Plan shall be granted no later than ten years from the Plan's effective date. Subject to the provisions hereof, NQSOs and SARs may be granted at any time. The date of the grant of any Option shall be the date on which the Committee authorizes the grant of such Option by resolution.

7. Terms and Conditions of Options

     Options shall be evidenced by stock option agreements, which agreements need not be identical and shall contain in substance the following terms and conditions:

     (a) Option Price. The purchase price under each ISO shall be not less than 100% of the Fair Market Value of the Common Stock at the time the ISO is granted. The purchase price under such NQSO and SAR shall be determined by the Committee, but in no case less than the par value of the Common Stock issuable upon their exercise. In the case of an ISO granted to a Participant owning more than 10% of the total combined voting power of all classes of stock of the Company, or of any subsidiary of the Company, actually or constructively under
Section 424(d) of the Code (a "10% Shareholder"), the purchase price shall not be less than 110% of the Fair Market Value of the Common Stock subject to the ISO at the time of its grant.

     (b) SARs. Upon exercise of an SAR, the holder thereof shall be entitled to receive from the Company consideration in an amount equal to the product of (i) the difference between the Fair Market Value of one share of Common Stock at the date of exercise and the Fair Market Value of one share of Common Stock on the date the SAR was granted, and (ii) the number of shares of Common Stock subject to the SAR, or the number of shares represented by the portion of the SAR which is exercised. The option agreement with respect to a SAR may provide that the holder may request payment in cash, in Common Stock, or in any combination thereof; provided, however, that the Committee, in its sole discretion shall decide whether such payment shall be in cash, in Common Stock or in a combination thereof. An agreement with respect to an SAR may provide that the SAR is granted alone or in conjunction with an ISO or NQSO and may contain such other provisions as determined by the Committee.

     (c) Exercise of Options and Medium and Time of Payment. An Option may be exercised only by written notice of intent to exercise such Option with respect to a specified number of shares of the Common Stock and payment to the Company of the amount of the option price (if any, with respect thereto). Stock purchased pursuant to the exercise of a stock option shall at the time of purchase be paid for in full (i) in cash, (ii) with shares of Common Stock to be valued at the Fair Market Value thereof on the date of such exercise,

(iii) with a combination of the foregoing, or (iv) by such other means which the Committee determines to be consistent with the purpose of the 1990 Plan and applicable law. Upon receipt of the payment, the Company shall, without stock transfer tax to the Participant or other person entitled to exercise the stock option, deliver to the person exercising such option a certificate or certificates for such shares. It shall be a condition to the performance of the Company's obligation to issue or transfer Common Stock upon exercise of a stock option that the person exercising the stock option pay, or make provision satisfactory to the Company for the payment of any taxes (other than stock transfer taxes) which the Company is obligated to collect with respect to the issue or transfer of Common Stock upon such exercise.

     The Committee may establish a program through which Participants may borrow funds with which to purchase stock pursuant to the exercise of an Option. Eligibility of any Participant for such borrowing will be determined solely at the discretion of the Committee. Any such loan shall bear interest at a rate determined by the Committee.

     (d) Exercise Period. No ISO may be exercised after 10 years from the date it is granted. In the case of an ISO granted to a 10% Shareholder, such ISO, by its terms, may not be exercised more than five years from the date of grant. Options will become exercisable according to a maturity schedule determined by the Committee and the exercise of any Option may be accelerated upon terms and conditions to be determined by the Committee, but in no event will an Option be exercisable within six (6) months from the date it is granted. Notwithstanding any other provision of the 1990 Plan and any action of the Committee, at the time an ISO is granted, the aggregate Fair Market Value (determined at the time the ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under all plans of the Company and any parent and subsidiary of the Company which provides for granting
ISOs) shall not exceed $100,000.

     (e) Rights as a Stockholder. No holder of any Option shall have rights as a stockholder with respect to any shares issuable or transferable upon exercise thereof until the date a stock certificate is issued to him for such shares. Except as otherwise expressly provided in the 1990 Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

     (f) Non-Assignability of Options. No Option shall be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the lifetime of a Participant, Options shall be exercisable only by him.

     (g) Effect of Termination of Affiliation or Death. No Option shall be exercisable after the termination of a Participant's affiliation with the Company (as defined below), except as provided in this subparagraph. Options shall not be affected by any change of affiliation status, so long as the Participant continues to be affiliated with either the Company or a Subsidiary. For purposes of the Plan, a Participant shall be affiliated with the Company or a Subsidiary, and the Participant's affiliation with the Company or a Subsidiary shall continue, as long as he is either a director, officer, employee or consultant with the Company or a Subsidiary, and his affiliation shall terminate when he is no longer serving in any such capacity.

     In the event of the retirement of a Participant with the consent of the Company, or due to death or disability of the Participant ("Retirement"), (i) NQSOs and SARs which were otherwise exercisable on the date of Retirement shall expire unless exercised within one year after the date of Retirement, and (ii) ISOs which were otherwise exercisable on the date of Retirement shall expire unless exercised within three months after the date of Retirement, except in the case of Retirement by reason of death or permanent and total disability (within the contemplation of Treasury Regulations Section 14a.422A-1(A-2(b)), in which case the ISO will expire unless exercised within one year after Retirement. In the event of the discharge, removal, or resignation of a Participant, or the retirement of a Participant without the consent of the Company ("Termination"), Options or unexercised portions thereof which were otherwise exercisable on the date of Termination shall expire unless exercised within a period of three months after the date of Termination. Notwithstanding the foregoing, in the event the affiliation of a Participant is (in the opinion of the Committee) terminated by the Company for cause, all Options granted on or after March 27, 1996 and held by the Participant at the time of such termination shall expire as of the effective date of such termination.

     In the case of any Retirement or Termination, the Committee may, if it determines that to do so would be in the best interest of the Company, provide in a specific case or cases for the immediate exercisability of Options which would not otherwise be immediately exercisable on the date of such Retirement or Termination, and/or for later expiration dates than are otherwise provided herein, upon such terms and conditions as the Committee determines to be appropriate.

     Except as set forth above, in the event that a Participant's affiliation with the Company or a Subsidiary ceases for any reason, including Retirement or Termination, his Option shall terminate and be null and void to the extent they are not immediately exercisable on the date of Retirement or Termination.

     Nothing in the 1990 Plan or in any Option shall confer any right to continue in the affiliation of the Company or a Subsidiary or interfere in any way with the right of the Company or Subsidiary of the Company to terminate the affiliation of the Participant at any time.

     (h) Leave of Absence. In the case of a Participant on an approved leave of absence, the Committee may, if it determines that to do so would be in the best interest of the Company, provide in a specific case or cases for continuation of Options during such leave of absence, such continuation to be on such terms and conditions as the Committee determines to be appropriate taking into account the effect, if any, of the provisions of applicable law with respect to the exercisability of ISOs, except that in no event shall an Option be exercisable after ten years from the date it is granted.

     (i) Recapitalization, Dividends or Dilution. In the event that dividends payable in Common Stock during any fiscal year of the Company exceed in the aggregate one percent (1%) of the Common Stock issued and outstanding at the beginning of the year, or in the event there is during any fiscal year of the Company one or more splits, subdivisions, or combinations of shares of Common Stock resulting in an increase or decrease by more than one percent (1%) of the shares outstanding at the beginning of the year, the number of shares available under the 1990 Plan shall be increased or decreased proportionately, as the case may be, and the number of shares subsequently deliverable upon the exercise of any Option theretofore granted shall be increased or decreased proportionately, as the case may be, without change in the aggregate purchase price. Appropriate adjustment shall also be made to the exercise price of any outstanding SAR and to the number of shares considered to be subject to such SAR as is necessary to protect the value of such SAR at the time of such dividend or other action necessitating such adjustment. All adjustments shall be made as of the day such action necessitating such adjustment becomes effective.

     In the event of a dividend payable in Common Stock, or a split, subdivision or combination of shares of Common Stock, other than as described above, or in the event of a cash dividend or other transaction or occurrence, other than a simple decrease in the Fair Market Value of Common Stock, the Committee may make such changes and other adjustments with respect to any outstanding Option, including adjustments to the number or kind of shares subject to such Option, or the exercise price thereof, or payments or other distributions with respect to such Option, as it shall deem appropriate in its discretion to preserve the value of such Option.

     (j) Sale or Reorganization. In case the Company is merged or consolidated with another corporation, or in case the property or stock of the Company is acquired by another corporation, or in case of a reorganization or liquidation of the Company, the Board or the board of directors of any corporation assuming the obligations of the Company hereunder, shall (i) make appropriate provisions for the protection of the value of any outstanding Options by the substitution on an equitable basis of appropriate stock of the Company, or any appropriate stock of the merged, consolidated, or otherwise reorganized corporation, provided only that in the case of an ISO, any such adjustment shall be subject to the requirements of Section 424 of the Code, and in the case of SARs, any additional adjustment to terms of the SARs will be made as necessary to ensure that the value of any unexercised SAR is not diminished, or (ii) give written notice to holders that their Options will become immediately exercisable notwithstanding any waiting period otherwise prescribed by the Committee, and that such Options must be exercised within sixty (60) days of such notice or they will be terminated.

     (k) General Restrictions. Each Option granted under the 1990 Plan shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares issuable or transferable upon exercise thereof upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of such Option, or the issuance, transfer or purchase of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Board. The Company shall not be obligated to sell or issue any shares of Common Stock in any manner in contravention of the Securities Act of 1933, as amended, or any state securities law.

8. Termination and Amendment of the 1990 Plan

     The Board shall have the right to amend, suspend, or terminate the 1990 Plan at any time; provided, however, that unless first duly approved by the holders of Common Stock entitled to vote thereon at a meeting (which may be the annual meeting) duly called and held for such purpose, except as provided in Subparagraphs 7(i) and 7(j), no amendment or change shall be made in the 1990
Plan: (i) increasing the total number of shares which may be issued or transferred under the 1990 Plan; (ii) changing the purchase price for the shares subject to Options; (iii) extending the period during which Options may be granted or exercised under the 1990 Plan; or (iv) changing the designation of employees eligible to receive Options under the 1990 Plan.

9. Restriction on Sale of Shares

     Without prior written notice to the Company, no Common Stock acquired by a Participant upon exercise of an ISO granted hereunder shall be disposed of by the Participant within two years from the date such ISO was granted, nor within one year after the transfer of such stock to the Participant; provided, however, that a transfer to a trustee, receiver, or other fiduciary in any insolvency proceeding, as described in Section 422(c)(3) of the Code, shall not be deemed to be such a disposition.

10. Effective Date of the 1990 Plan

     The 1990 Plan is effective as of the date of its adoption by the Board, subject, however, to approval by the stockholders of the Company within 12 months thereafter; and if such approval is not obtained, the 1990 Plan shall terminate and any and all Options granted during such interim periods shall also terminate and be of no further force or effect. The 1990 Plan shall terminate at such time as no further shares of Common Stock are available for issue upon the exercise or transfer of Options hereunder (including shares available due to the forfeiture or expiration of Options), or on such earlier date as the Board may determine. Any Option outstanding at the termination date shall remain outstanding until it has either expired or has been exercised.

11. Registration and Waivers

     The Company will undertake to maintain an effective Registration Statement under the Securities Act of 1933, as amended, with respect to the shares issuable upon the exercise of Options granted or which may be granted under this Plan.

     In the event of the death of a Participant, an additional condition of exercising any Option shall be the delivery to the Company of such tax waivers and other documents as the Committee shall determine.

12. Miscellaneous

     Any reference herein to sections of the Code, regulations thereunder or rules under the Exchange Act shall also mean successor provisions to such sections, regulations or rules.

     For purposes of the 1990 Plan, Fair Market Value shall be determined in accordance with the Code and the regulations thereunder.

13. Board of Director Options

     Notwithstanding anything herein to the contrary, the Committee shall grant to each director as of the first meeting of the Board after each annual meeting of stockholders of the Company commencing with the annual meeting to be held on June 9, 1992, an Option to purchase 5,000 shares of Common Stock at the Fair Market Value as determined in accordance with the Plan. From and after March 27, 1996, the grant described in the preceding sentence shall only be made to a director who is not an employee of the Company or any Subsidiary. The term of the Option shall be for a period of ten (10) years from the date of grant. The Option shall be immediately exercisable.

     Such Option shall not be transferable except by will or by the laws of descent and distribution, subject to the provisions described below. Such Option may be exercised during the lifetime of the Grantee only by the Grantee. Following the termination of the affiliation of the Grantee with the Company or any Subsidiary for any reason, the Grantee, or the Successor of the Grantee in the case of his death, may exercise the Option to the extent that the Option was exercisable on the date that the Grantee's affiliation terminated, for a period of twelve (12) months from the date of such termination, but in no event after the expiration of the term of the Option.

                            CAPSURE HOLDINGS CORP.
              Two North Riverside Plaza, Chicago, Illinois 60606
      This Proxy is Being Solicited on Behalf of the Board of Directors
      For the Annual Meeting of Shareholders to be Held on May 23, 1996

        The undersigned hereby appoints Bruce A. Esselborn and Samuel Zell, or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Capsure Holdings Corp. ("the Company") which the undersigned may be entitled to vote at the annual meeting of shareholders of the Company to be held in Chicago, Illinois, on May 23, 1996, and any adjournment thereof.

1. Authority to vote for the election as directors of the group of twelve nominees proposed by the board of directors listed below.

    Rod F. Dammeyer, Herbert A. Denton, Bradbury Dyer III, Talton R. Embry, Bruce A. Esselborn, Dan L. Kirby, Joe P. Kirby, Donald W. Phillips, Sheli
    Z. Rosenberg, L.G. Schafran, Richard Weingarten, Samuel Zell.

2.  To approve the Amended and Restated 1990 Stock Option Plan.

        YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

           CONTINUED AND TO BE SIGNED ON REVERSE SIDE   SEE REVERSE
                                                            SIDE




Please mark
votes as is   / X /
this example

This Proxy, when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, the Proxy will be voted FOR Authority to vote for the election as directors of the group of twelve nominees proposed by the board of directors listed on the other side and FOR the approval of the Amended and Restated 1990 Stock Option Plan.

                                  FOR      WITHHELD
1.  Election of Directors         / /        / /


FOR, except vote withheld
from the following nominees:      / /

_______________________________________

                                  FOR      AGAINST      ABSTAIN
2.  Approval of the Amended and   / /        / /          / /
    Restated 1990 Stock Option
    Plan.

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.




    MARK HERE FOR CHANGE OF ADDRESS    / /


Signature:__________________________________________________Date:______________
Signature:__________________________________________________Date:______________

Note: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full name as such.